                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

[x]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section  240.14a-11(c) or Section  240.14a-12


                                              HORIZON MENTAL HEALTH MANAGEMENT, INC.
                                         (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ]      $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:
                                                                                -----------------------------------------
         2)      Aggregate number of securities to which transaction applies:
                                                                             --------------------------------------------
         3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
                 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                                                              -----------

                 --------------------------------------------------------------------------------------------------------
         4)      Proposed maximum aggregate value of transaction:

                 --------------------------------------------------------------------------------------------------------
         5)      Total fee paid:
                                -----------------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
                                        ---------------------------------------------------------------------------------
         2)      Form, Schedule or Registration Statement No.:
                                                              -----------------------------------------------------------

                 --------------------------------------------------------------------------------------------------------
         3)      Filing Party:
                              -------------------------------------------------------------------------------------------
         4)      Date Filed:
                            ---------------------------------------------------------------------------------------------
[x]      No fee required.

                                                              PRELIMINARY COPIES

                     HORIZON MENTAL HEALTH MANAGEMENT, INC.
                            1500 WATERS RIDGE DRIVE
                          LEWISVILLE, TEXAS 75057-6011

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 29, 1997

To the Stockholders of
     Horizon Mental Health Management, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Horizon Mental Health Management, Inc. (the "Company") will be held at the executive offices of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011, on Wednesday, January 29, 1997, at 9:00 a.m., Central Time, for the following purposes:

         1.      To elect seven directors to serve for the ensuing year;

         2. To consider and vote upon a proposal to amend the Certificate of Incorporation of the Company, as amended, to increase the number of authorized shares of Common Stock of the Company from 10,000,000 shares to 80,000,000 shares, as further described in the accompanying Proxy Statement;

         3. To consider and vote upon a proposal to approve the Rights Agreement, as further described in the accompanying Proxy Statement;

         4. To consider and vote upon a proposal to ratify the appointment of Price Waterhouse LLP as the independent accountants for the Company for the fiscal year ending August 31, 1997; and

         5. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

         The close of business on December 13, 1996 has been fixed by the Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and during business hours from January 17, 1997 to the date of the Annual Meeting at the executive offices of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that you ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish.

                                             By Order of the Board of Directors,

                                                     JAMES W. McATEE
                                                       Secretary
December 20, 1996

                                                              PRELIMINARY COPIES

                     HORIZON MENTAL HEALTH MANAGEMENT, INC.
                            1500 WATERS RIDGE DRIVE
                         LEWISVILLE, TEXAS  75057-6011


                           ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                           ------------------------

                          TO BE HELD JANUARY 29, 1997

         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Horizon Mental Health Management, Inc., a Delaware corporation (the "Company" or "Horizon"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the executive offices of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011, on Wednesday, January 29, 1997, at 9:00 a.m., Central Time, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are first being mailed on or about December 20, 1996, to stockholders of the Company entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Common Stock, $.01 par value ("Common Stock"), of the Company at the close of business on December 13, 1996, will be entitled to notice of and to vote at the Annual Meeting. As of that date, there were 3,650,677 shares of Common Stock outstanding. Each share of Common Stock entitles the record holder to one vote. There is no cumulative voting.

         The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. Directors will be elected at the Annual Meeting by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Accordingly, the seven nominees for director receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting will be elected as directors. The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required to approve the proposal to amend the Certificate of Incorporation of the Company (Proposal No. 2 herein). The affirmative vote of the holders of a majority of the shares of Common Stock which are actually present in person or represented by proxy at the Annual Meeting and entitled to vote thereat will be required to approve all other matters to be acted upon at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum, but not voted. Abstentions will therefore have the same effect as votes against any proposal requiring the affirmative vote of a majority of the outstanding shares or of the shares present and entitled to vote thereon.
Broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Broker non-votes on the proposal to amend the Certificate of Incorporation of the Company (Proposal No. 2 herein) will have the same effect as votes against such proposal, but broker non-votes will have no effect on the outcome of the other matters to be acted upon at the Annual Meeting.

         If the accompanying proxy card is properly signed and received by the Company prior to the Annual Meeting and not revoked, it will be voted in accordance with the instructions contained therein. If no instructions are given, the persons designated as proxies in the accompanying proxy card will vote "FOR" the election as directors of those persons named below and "FOR" all other proposals set forth therein.

         The Board of Directors is not currently aware of any matters other than those referred to herein which will come before the Annual Meeting. If any other matter is properly presented at the Annual Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion on such matter.

         You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the Annual Meeting and giving notice to the Secretary of the Company in writing that the proxy is withdrawn. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy.

         The cost of soliciting proxies in the accompanying form will be borne by the Company. Proxies may also be solicited personally or by telephone by officers or employees of the Company, none of whom will receive additional compensation therefor. The Company will reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Common Stock.

         The Company's executive offices are located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011. Its telephone number is (972) 420-8200.

                                 PROPOSAL NO. 1

                            ELECTION OF DIRECTORS

GENERAL INFORMATION

         As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors of the Company is seven. Seven directors will be elected at the Annual Meeting, to hold office until the next annual meeting of stockholders of the Company and until their respective successors are duly elected and qualify, or until their earlier death, resignation or removal. All director nominees named below are currently serving as directors of the Company with terms expiring at the Annual Meeting. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named in the accompanying proxy card will vote for the substitute nominee designated by the Board.

INFORMATION REGARDING NOMINEES

         Set forth below is certain information with respect to each director nominee. Additional information regarding certain of the nominees is set forth in other sections of this Proxy Statement.

NAME                      AGE    TITLE                                         DIRECTOR SINCE
----                      ---    -----                                         --------------
James Ken Newman          53     President, Chief Executive Officer and        July 1989
                                 Chairman of the Board of Directors

James W. McAtee           51     Executive Vice President - Finance &          July 1995
                                 Administration, Chief Financial Officer,
                                 Treasurer and Secretary; Director

Jack R. Anderson          71     Director                                      December 1990

George E. Bello           61     Director                                      April 1995

William H. Longfield      58     Director                                      July 1995

Keith B. Pitts            39     Director                                      February 1992

Donald E. Steen           50     Director                                      April 1995

         James Ken Newman has been President and Chief Executive Officer of the Company since July 1989 and Chairman since February 1992. Mr. Newman currently serves on the board of directors of United Dental Care, Inc. and Telecare Corporation.

         James W. McAtee has been Executive Vice President-Finance & Administration of the Company since February 1992 and Chief Financial Officer, Treasurer and Secretary of the Company since September 1990. Mr. McAtee was a Senior Vice President of the Company from September 1990 to February 1992.

         Jack R. Anderson has been President of Calver Corporation, a health care consulting and investment firm, and a private investor, since 1982. Mr. Anderson currently serves on the board of directors of FHP International Corporation and United Dental Care, Inc. Mr. Anderson is a member of the Compensation and Option Committee of the Board of Directors of the Company.

         George E. Bello has been Executive Vice President of Reliance Group Holdings, Inc., an insurance holding company, since 1979 and Controller since 1970. Mr. Bello currently serves on the board of directors of Reliance Group Holdings, Inc., Reliance Financial Services Corporation and Zenith National Insurance Corp. Mr. Bello is a member of the Audit Committee of the Board of Directors of the Company.

         William H. Longfield has been the Chairman and Chief Executive Officer of C.R. Bard, Inc., a multi-national developer, manufacturer and marketer of health care products, since September 1995. Mr. Longfield was President and Chief Executive Officer of C.R. Bard, Inc. from October 1993 to September 1995, President and Chief Operating Officer from September 1991 to October 1993 and Executive Vice President and Chief Operating Officer from February 1989 to September 1991. Mr. Longfield currently serves on the board of directors of C.R. Bard, Inc., Atlantic Health Systems, Health Industry Manufacturers Association, Manor Care, Inc., The West Company and United Dental Care, Inc.

         Keith B. Pitts has been Executive Vice President and Chief Financial Officer of OrNda HealthCorp, a health care services corporation primarily involved in the ownership and operation of hospitals and providing related services, since August 1992. From July 1991 to August 1992, Mr. Pitts was a partner in Ernst & Young LLP's Southeast Region Health Care Consulting Group, and from January 1988 to July 1991 he was a partner and Regional Director in Ernst & Young LLP's Western Region Health Care Consulting Group. Mr. Pitts currently serves on the board of directors of Summit Care Corporation. Mr. Pitts is a member of the Compensation and Option Committee of the Board of Directors of the Company.

         Donald E. Steen has been President of the International Group of Columbia/HCA Healthcare Corporation, a health care services corporation primarily involved in the ownership and operation of hospitals and providing related services, since September 1994. From August 1981 to September 1994, Mr. Steen was Chief Executive Officer of Medical Care America, Inc., a corporation that operated ambulatory surgery centers. Medical Care America, Inc. was acquired by Columbia/HCA Healthcare Corporation in September 1994.
Mr. Steen currently serves on the board of directors of United Dental Care, Inc. Mr. Steen is a member of the Audit Committee of the Board of Directors of the Company.

         SHARES REPRESENTED BY THE ACCOMPANYING PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE EXCEPT TO THE EXTENT AUTHORITY TO VOTE FOR ONE OR MORE NOMINEES IS WITHHELD. AS INDICATED ON THE PROXY CARD, STOCKHOLDERS MAY (I) VOTE FOR THE ENTIRE SLATE OF NOMINEES, (II) WITHHOLD AUTHORITY TO VOTE FOR THE ENTIRE SLATE OF NOMINEES OR (III) BY WRITING THE NAME OF ONE OR MORE NOMINEES IN THE SPACE PROVIDED ON THE PROXY CARD, WITHHOLD AUTHORITY TO VOTE FOR SUCH SPECIFIED NOMINEE OR NOMINEES.

                      MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors of the Company held four meetings during the fiscal year ended August 31, 1996. The only standing committees of the Board of Directors are the Compensation and Option Committee and the Audit Committee. During the fiscal year ended August 31, 1996, each current director of the Company attended at least 75% of the aggregate number of (i) Board meetings held while the respective director served as such and (ii) meetings of Board committees on which the respective director served that were held during the period for which such director was a member of such committee.

         Compensation and Option Committee. The Compensation and Option Committee reviews and sets from time to time the salaries and annual incentive bonuses for the officers of the Company at or above the Vice President level, and also administers the stock option plans of the Company. The Compensation and Option Committee met once during the fiscal year ended August 31, 1996. Jack R. Anderson and Keith B. Pitts currently are the members of the Compensation and Option Committee.

         Audit Committee. The principal functions of the Audit Committee are to make recommendations to the Board of Directors as to the selection of the independent auditors for the Company, and to review and consult with the Board of Directors or management regarding the scope and results of any outside audit of the Company and other auditing and accounting matters. The Audit Committee met once during the fiscal year ended August 31, 1996. George E. Bello and Donald E. Steen currently are the members of the Audit Committee.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain summary information regarding compensation earned by or awarded to the Chief Executive Officer and the other executive officers of the Company named below (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE


                                                                                        Long-Term
                                                    Annual Compensation              Compensation
                                            ---------------------------------------  ------------
                                                                            Other
                                                                           Annual      Securities     ALL OTHER
                                 Fiscal                                Compensation    Underlying   COMPENSATION
NAME AND PRINCIPAL POSITION       Year       Salary(1)     Bonus(1)         (2)       Options (#)        (3)
---------------------------       ----       ---------     --------    ------------   -----------   ------------
James Ken Newman  . . . . . . .   1996        $229,932     $283,833         ---            20,000       $2,501
  President and Chief             1995         193,459      130,187         ---            19,844        2,932
  Executive Officer               1994         179,000       89,500         ---            89,500        2,248

James W. McAtee . . . . . . . .   1996         211,317      140,096         ---            15,000        2,501
  Executive Vice President -      1995         187,314       89,062         ---            11,594        2,932
  Finance & Administration        1994         169,417       50,825         ---            50,825        2,248

Gary A. Kagan . . . . . . . . .   1996         195,692       64,876         ---            18,000        2,501
  Executive Vice President -      1995         184,083       72,000         ---            18,562        2,932
  Development                     1994         176,000       58,500         ---            85,000        2,248

Robert A. Lefton  . . . . . . .   1996         159,474       79,734        $119,097        30,000        2,501
  Executive Vice President,       1995         152,005       75,938         ---               ---        2,932
  Operations                      1994         146,175       65,547          22,114        10,000        2,248

John F. DeVaney . . . . . . . .   1996         151,232       75,600          28,898        30,000        2,501
  Executive Vice President,       1995         144,092       64,046         ---               ---        2,771
  Operations                      1994         120,000       45,308          22,575        17,500        1,824

------------------

(1) Represents the amounts earned in the fiscal year indicated, irrespective of when amounts were paid by the Company. The bonus amounts shown for Messrs. Newman and McAtee for fiscal 1996 include incentive bonuses, and also include bonuses earned by them in fiscal 1996 under the contingent bonus plan. See "Other Compensation Arrangements - Contingent Bonuses." The bonus amounts shown for Mr. Kagan were calculated based on the number of new management contract locations that opened in the fiscal year in question, irrespective of when the contracts were signed. Such bonus amounts shown for Mr. Kagan as to any fiscal year do not include amounts accrued as of the end of such fiscal year for signed contracts where the contract location was not opened as of the end of the fiscal year, since the bonuses are to be paid only if and when such contract locations open. The bonus amount shown for Mr. Lefton for fiscal 1994 includes sales commissions of $10,000.

(2) The amounts shown include relocation expenses of $116,647 in fiscal 1996 and $21,964 in fiscal 1994 for Mr. Lefton, and $28,723 in fiscal 1996 and $22,425 in fiscal 1994 for Mr. DeVaney, respectively.

(3) The amounts shown for each fiscal year consist of Company contributions made in that fiscal year to the 401(k) Plan of the Company on behalf of the Named Executive Officers with respect to the prior calendar year.

STOCK OPTIONS

         The following table sets forth information regarding the grant of options to purchase shares of Common Stock to the Named Executive Officers in the fiscal year ended August 31, 1996.

               OPTION GRANTS IN FISCAL YEAR ENDED AUGUST 31, 1996

                                                INDIVIDUAL GRANTS
                                    ---------------------------------------------------    POTENTIAL REALIZABLE
                                    NUMBER OF      PERCENT OF                                VALUE AT ASSUMED
                                    SECURITIES          TOTAL    EXERCISE                    ANNUAL RATES OF
                                    UNDERLYING        OPTIONS          OR                 STOCK PRICE APPRECIATION
                                    OPTIONS        GRANTED TO        BASE                 ------------------------
                                    GRANTED(1)   EMPLOYEES IN    PRICE(2)   EXPIRATION      FOR OPTION TERM(3)
NAME                                       (#)    FISCAL YEAR      ($/SH)      DATE           5%            10%
----                                ----------   -------------  ---------   -----------   ----------  -----------
James Ken Newman  . . . . .           20,000        11.7%       $14.625      8/31/05     $ 183,952    $  466,170

James W. McAtee . . . . . .           15,000         8.8         14.625      8/31/05       137,964       349,627

Gary A. Kagan . . . . . . .           10,000         5.9         14.625      8/31/05        91,976       233,085
                                       8,000         4.7         21.250      8/14/06       106,912       270,936

Robert A. Lefton  . . . . .            5,000         2.9         14.625      8/31/05        45,988       116,542
                                      25,000        14.7         21.250      8/14/06       334,100       846,676

John F. DeVaney . . . . . .            5,000         2.9         14.625      8/31/05        45,988       116,542
                                      25,000        14.7         21.250      8/14/06       334,100       846,676

------------------

(1) The options vest and are exercisable cumulatively in 20% annual installments commencing two years after the date of grant. Exercisability of the options may be accelerated in the event of the commencement of a tender offer for shares of the Company, certain mergers or consolidations involving the Company, the sale of all or substantially all assets of the Company, a change in any consecutive two-year period in the majority of the members of the Board of Directors of the Company serving on the Board at the beginning of such period, and certain other extraordinary corporate transactions. The options are subject to early termination in the event of the optionee's cessation of service with the Company.

(2) The exercise price per share of the options equalled the reported closing price of the Common Stock on the date of grant. Subject to the terms of the applicable option agreements, the exercise price may be paid in cash or in shares of Common Stock owned by the optionee, or a combination of the foregoing.

(3) There is no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants.

AGGREGATE OPTION EXERCISES IN FISCAL 1996 AND OPTION VALUES AT FISCAL YEAR-END

         The following table sets forth, for each Named Executive Officer, information regarding stock options exercised during the fiscal year ended August 31, 1996, the number of shares covered by both exercisable and unexercisable stock options as of August 31, 1996, and the value of stock options outstanding as of August 31, 1996.

                          AGGREGATED OPTION EXERCISES
                      IN FISCAL YEAR ENDED AUGUST 31, 1996
                    AND OPTION VALUES AS OF AUGUST 31, 1996

                                                      Number of Securities
                           Shares                    Underlying Unexercised          Value of Unexercised
                          Acquired                      Options at Fiscal          in-the-Money Options at
                             on                            Year-End (#)              Fiscal Year-End (1)
                          Exercise      Value       ---------------------------  ----------------------------
Name                         (#)       Realized     Exercisable   Unexercisable  Exercisable    Unexercisable
----                     ----------- -----------    -----------   -------------  -----------    -------------
James Ken Newman  . . .      50,000    $953,963         124,657         181,249   $2,505,180       $3,100,442
James W. McAtee . . . .      10,677     224,217          90,686         109,314    1,798,992        1,833,685
Gary A. Kagan . . . . .        --          --            55,250         131,312    1,038,976        2,063,856
Robert A. Lefton  . . .       6,250     114,116           7,500          51,250      140,000          451,250
John F. DeVaney . . . .       2,000      37,618          15,875          53,125      301,750          462,500

------------------

(1) Calculated based on the closing price of the Common Stock of $22.00 per share as reported on the Nasdaq National Market on August 30, 1996, the last trading day of fiscal 1996, less the applicable exercise price. The values shown for Mr. Lefton and Mr. Devaney were calculated by including as an addition to the per share exercise price of certain options granted to such individuals in fiscal 1993 and fiscal 1994 the amount per share paid by such individuals to purchase such options.

OTHER COMPENSATION ARRANGEMENTS

         Employment Agreements

         The Company has entered into employment agreements with Messrs. Newman and Kagan. Under their employment agreements, Messrs. Newman and Kagan are entitled to base salaries that are subject to increase, but not decrease, by the Board of Directors of the Company. The annual base salaries for Messrs. Newman and Kagan were $250,000 and $200,000, respectively, as of August 31, 1996. Mr. Newman's employment agreement provides that the Board of Directors will adopt each year a bonus plan, under which Mr. Newman may earn up to 100% of his base salary, with the terms and performance criteria of the bonus plan to be determined by the Board of Directors. The employment agreements also allow Messrs. Newman and Kagan to participate in the insurance and other fringe benefit plans provided to the Company's employees generally from time to time.

         Each of the employment agreements is terminable by either party thereto with or without cause upon at least 30 days prior written notice. In addition, either party may terminate the employment agreement "with cause" under certain circumstances. The employee can terminate with cause if the Company materially breaches or fails to perform under the agreement. For such purpose, Mr. Newman's employment agreement expressly provides that a material breach includes a material decrease in Mr. Newman's responsibility and authority or the relocation of the Company's principal executive offices without Mr. Newman's consent. The Company may terminate an employment agreement with cause if the employee thereunder (i) is unable to perform his duties due to illness, injury or incapacity for more than six months or death, (ii) is convicted of a felony or (iii) breaches or neglects to perform under the agreement. If an employment agreement is terminated without cause by the Company or with cause by the employee thereunder, the terminated employee will be entitled to receive (i) any bonus previously earned, (ii) a severance cash payment equal to $150,000 in Mr. Newman's case and one year's base salary in Mr. Kagan's case, payable in twelve equal monthly installments and (iii) accelerated vesting of all outstanding stock options and other benefits or bonuses or, alternatively, with respect to any benefits or bonuses that cannot be fully vested pursuant to applicable law the terminated employee will be entitled to receive if allowed by law cash equal to the amount of benefits or bonuses forfeited. Both employment agreements contain certain noncompetition and nonsolicitation covenants binding on the employee during the employment term and for specified periods thereafter unless the employment agreement is terminated by the Company without cause or by the employee with cause. Each employment agreement also contains certain confidentiality and nondisclosure covenants on the part of the employee that survive termination for any reason.

         Contingent Bonuses

         In January 1995, the Compensation and Option Committee approved contingent bonuses applicable to Messrs. Newman, McAtee and Kagan. The aggregate amounts of such bonuses which may be earned by Messrs. Newman, McAtee and Kagan are $216,904, $123,176 and $206,000, respectively. Each such individual will be entitled to receive 25% of his aggregate potential bonus on or after October 31, 1995, 1996, 1997 and 1998, on a cumulative basis, but only if the conditions discussed below are satisfied. The bonuses will be considered earned by the executive officer and payable by the Company only if (i) each respective bonus is utilized to pay the exercise price of stock options for the purchase of Common Stock and (ii) the executive officer has remained in the continuous employment of the Company until the date when each such bonus, or portion thereof, is paid. The bonuses may be payable in one or more installments as and when the executive officer elects to exercise stock options, provided that the conditions to the receipt of the bonus have been satisfied on the payment date thereof. In fiscal 1996, $54,000 and $13,346 of such bonuses were paid to Messrs. Newman and McAtee, respectively, and used to pay the exercise price of stock options for the purchase of Common Stock exercised by them in such fiscal year. Such payments represent the only bonus payments made by the Company through December 1, 1996 under the contingent bonus plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Anderson and Pitts are the members of the Compensation and Option Committee. Neither of these individuals has ever been an officer or employee of the Company or any of its subsidiaries.

DIRECTOR COMPENSATION

         The Company's Amended and Restated 1995 Stock Option Plan for Eligible Outside Directors (the "Director Plan") provides for a one-time formula grant of stock options to purchase 10,000 shares of Common Stock to each non-employee director of the Company upon such director's initial election to the Board of Directors if the director satisfies certain criteria specified in such plan, as well as an annual formula grant of stock options to purchase 2,000 shares of Common Stock to each eligible non-employee director who is reelected to the Board of Directors at an annual meeting of stockholders of the Company and meets certain other specified criteria. Stock options granted to directors under such plan vest and become exercisable in five equal cumulative annual installments on each annual anniversary of the grant date. Such stock options terminate on the date any optionee ceases to be a director of the Company for any reason other death (in the event of the optionee's death, stock options vested at the date of death are exercisable for one year thereafter).

         In 1995, each of Messrs. Bello, Longfield, Pitts and Steen received grants of stock options to purchase 10,000 shares of Common Stock under the Director Plan. If such individuals are reelected to the Board of Directors at the Annual Meeting, each of such individuals will receive grants of stock options to purchase 2,000 shares of Common Stock under such plan. Such additional stock options will be granted on the date of the Annual Meeting at an exercise price equal to the closing price of the Common Stock on the Nasdaq National Market on that date.

         Directors of the Company do not receive any other compensation for service on the Board of Directors or any committee thereof, but are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors.

                       COMPENSATION AND OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The Compensation and Option Committee of the Board of Directors of the Company reviews and approves the salaries and annual incentive bonuses of the officers of the Company at or above the Vice President level and all grants of options to purchase shares under the Company's stock option plans to officers and key employees. At all times during the fiscal year ended August 31, 1996, the Compensation and Option Committee was composed exclusively of directors who were "disinterested persons" as defined by applicable Securities and Exchange Commission rules. The members of such Committee are neither employees nor former employees of the Company nor have such individuals participated in any of the Company executive or other employee compensation programs. During fiscal 1996, the Committee was composed of two directors, Mr. Anderson and Mr. Pitts.

         Horizon's executive compensation policy is designed and administered to provide a competitive compensation program that will enable Horizon to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The compensation policy is based on the principle that the financial rewards to the executive should be aligned with the financial interests of the stockholders of Horizon.

         Horizon's executive compensation strategy has three separate elements, consisting of base salary, annual incentive compensation and long-term incentive compensation (stock options). The following is a summary of the policies underlying each element.

BASE SALARY

         James Ken Newman, Chairman, President and Chief Executive Officer of the Company, and Gary A. Kagan, Executive Vice President - Development, are the only executive officers who are parties to employment agreements with the Company. See "Other Compensation Arrangements - Employment Agreements." The agreements permit, but do not require, increases to their base salaries, and also contemplate the opportunity for an annual incentive bonus. The Compensation and Option Committee reviews the base salaries of Messrs. Newman and Kagan (as well as other officers, including the Named Executive Officers) periodically, considering factors such as individual and corporate performance, and individual experience, expertise and years of service.

         In determining Mr. Newman's overall compensation as well as the compensation of the other officers, the Compensation and Option Committee also reviews certain compensation levels at other companies including selected peer companies. Such other companies are not necessarily the same as the companies in the peer group index in the Performance Graph section of this Proxy Statement because the Compensation and Option Committee believes that the Company competes for executive talent with companies in addition to those in its peer group. The Compensation and Option Committee does not attempt to set base salaries at any particular level based on such surveys, but rather uses such surveys to obtain an overview of compensation levels in general.

         No particular weight is given by the Compensation and Option Committee to any of the foregoing factors, and decisions as to adjustments in base salaries are primarily subjective. In August 1995, the base salaries of each of the Company's officers at or above the Vice President level were reviewed and increases approved for each of the officers to be effective at various dates during fiscal 1996. For Mr. Newman, an increase of $38,000 to $228,000 effective August 1, 1995 was approved. This increase was based upon the substantial growth in the size of the Company, the much improved financial performance of the Company, and the successful completion of the Company's acquisition of the mental health unit management contracts of Mental Health Management, Inc. and the initial public offering of the Company. In August 1996, the Compensation and Option Committee granted Mr. Newman an increase of $22,000 to $250,000 based upon the Company's continued growth in revenue and earnings.

ANNUAL INCENTIVE COMPENSATION

         For services rendered during fiscal 1996, each of Horizon's executive officers received cash bonuses upon the completion of such fiscal year. All such cash bonuses were awarded based upon performance criteria. Mr. Newman's bonus potential is set by his employment agreement at 100% of his annual base salary. For fiscal 1996, the performance criteria was set based upon the Board-approved budget which was consistent with the then current public expectation of earnings per share for the Company.

         Mr. McAtee's bonus was set at up to 60% of his average base salary for the fiscal year and was based upon the Company achieving the same
Board-approved budget.

         Mr. Kagan's bonus was set at a designated amount for each new management contract signed during the fiscal year above a specified minimum number of new contracts.

         Messrs. Lefton and DeVaney and the Regional Vice Presidents of the Company had bonuses set at up to 50% of their average base salary for fiscal 1996, with 100% of the bonus based upon the financial results of their regions.

LONG-TERM INCENTIVES

         The Compensation and Option Committee is authorized to grant incentive and nonqualified stock options to key employees of the Company, including officers. Such option grants are intended to provide long-term incentive to increase stockholder value by improving corporate performance and profitability. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. These grants also help ensure that operating decisions are based on long-term results that benefit the Company and ultimately the stockholders. Currently, stock options are not necessarily granted annually, but are granted from time to time at the discretion of the Compensation and Option Committee. While no specific formula is used to determine stock option grants made to any particular grantee, grants are generally based upon a subjective evaluation of non-objective factors such as the grantee's past contribution toward Company performance and expected contribution to meeting long-term strategic goals of the Company.

         In granting options in fiscal 1996, the Committee made a subjective evaluation of the performance of those officers who had been with the Company during the prior year, assessed the potential future contributions of each proposed grantee, considered the stock options already held by the proposed grantees and their levels of authority in the Company, and the necessity of remaining competitive in the contract management industry in the granting of options, and granted stock options with an exercise price equal to the reported closing price of the Common Stock on the date of grant to tie the gain of grantees to the gain of the stockholders.

         As a result of these considerations, the Compensation and Option Committee granted on September 1, 1995, 20,000 stock options to Mr. Newman, 15,000 stock options to Mr. McAtee, 10,000 stock options to Mr. Kagan, and 5,000 stock options to each of Messrs. Lefton and DeVaney, under the 1995 Stock Option Plan of the Company (the "1995 Plan"). These 55,000 stock options were granted to such officers at an exercise price of $14.625 per share, which was the reported closing price of the

Common Stock on such date. Further, on August 15, 1996, the Compensation and Option Committee granted Mr. Kagan 8,000 stock options under the 1995 Plan and, in recognition of their additional responsibilities as newly appointed co-chief operating officers, 25,000 stock options under the 1995 Plan to each of Mr. Lefton and Mr. DeVaney, at the reported closing price of the Common Stock on that date of $21.25 per share.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1,000,000 limit on the amount of compensation that will be deductible for Federal income tax purposes by the Company each fiscal year with respect to each of the Chief Executive Officer and the four other most highly compensated executive officers of the Company. The base salary and annual incentive compensation level of the Company's executive officers is currently well below this limit. The Company believes that the limitation of Section 162(m) does not apply to compensation earned or that may be earned with respect to the stock options granted to the Named Executive Officers under the stock option plans of the Company during or prior to the fiscal year ended August 31, 1996.

                                        Compensation and Option Committee

                                        JACK R. ANDERSON
                                        KEITH B. PITTS

                               PERFORMANCE GRAPH

        The following graph shows a comparison of the cumulative total stockholder return for the Company, the Total Return Index for Nasdaq Stock Market (US Companies) (the "Nasdaq (US) Index"), a peer group selected by the Company and the American Stock Exchange Index (the "ASE Index"), for the period from March 14, 1995 (the date on which the Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934) through August 31, 1996. The total return for both the Nasdaq (US) Index and the ASE Index are shown because the Common Stock was listed and traded on the American Stock Exchange until May 7, 1996, when the Common Stock began trading on the Nasdaq National Market. The comparison below assumes $100 was invested on March 14, 1995 in each of the Common Stock, shares comprising the Nasdaq (US) Index, the common stock of the peer group and shares comprising the ASE Index, and assumes reinvestment of dividends. Neither the Company nor any companies in the peer group paid any dividends during such period.


                     HORIZON MENTAL HEALTH MANAGEMENT, INC.
                    TOTAL CUMULATIVE STOCKHOLDER RETURN FOR
                         PERIOD ENDED AUGUST 31, 1996



--------------------------------------------------------------------------------
                      3/14/95             8/31/95             8/31/96
--------------------------------------------------------------------------------
Horizon               100.00              150.00              220.00
--------------------------------------------------------------------------------
Nasdaq (US) Index     100.00              126.66              142.85
--------------------------------------------------------------------------------
Peer  Group           100.00              113.06              123.34
--------------------------------------------------------------------------------
ASE Index             100.00              117.75              123.30
--------------------------------------------------------------------------------





         The peer group consists of the following publicly traded companies in the health management services industry: Air Methods Corp., American Healthcorp. Inc., Comprehensive Care Corp., Hemacare Corp., Medquist, Inc., Northstar
Health Services Inc. and Rehabcare Group, Inc.

                        SECURITY OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

         Set forth below is certain information with respect to the beneficial ownership of Common Stock as of November 30, 1996, by (i) each person who, to the knowledge of the Company, beneficially owns more than 5% of the outstanding Common Stock, (ii) each current director (which constitutes all nominees for director) of the Company, (iii) each Named Executive Officer and (iv) all directors and executive officers of the Company as a group. Except as indicated below, to the Company's knowledge each person named has sole voting and investment power with respect to all shares shown as beneficially owned by such person.


                                                                                  SHARES BENEFICIALLY OWNED
                                                                              ---------------------------------
NAME                                                                              NUMBER            PERCENT
----                                                                          --------------     --------------
James Ken Newman (1)(2) . . . . . . . . . . . . . . . . . . . . . . . . .         407,610             10.7%

Jack R. Anderson (1)  . . . . . . . . . . . . . . . . . . . . . . . . . .         351,600              9.6

Lutheran Brotherhood (1)  . . . . . . . . . . . . . . . . . . . . . . . .         325,100              8.9

James W. McAtee (1)(3)  . . . . . . . . . . . . . . . . . . . . . . . . .         224,300              6.0

GeoCapital Corporation (1)  . . . . . . . . . . . . . . . . . . . . . . .         188,000              5.1

George E. Bello (4) . . . . . . . . . . . . . . . . . . . . . . . . . . .         162,000              4.4

Gary A. Kagan (5) . . . . . . . . . . . . . . . . . . . . . . . . . . . .          81,141              2.2

John F. DeVaney (6) . . . . . . . . . . . . . . . . . . . . . . . . . . .          15,875               *

Robert A. Lefton (7)  . . . . . . . . . . . . . . . . . . . . . . . . . .           7,500               *

Donald E. Steen (8) . . . . . . . . . . . . . . . . . . . . . . . . . . .           4,000               *

William H. Longfield (8)  . . . . . . . . . . . . . . . . . . . . . . . .           3,000               *

Keith B. Pitts (8)  . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,000               *

All directors and executive officers as a group (10 persons)(9) . . . . .       1,259,026             31.3

------------------
 * Less than 1%.

(1) The address of James Ken Newman and James W. McAtee is 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011. The address of Jack R. Anderson is 16475 Dallas Parkway, Suite 735, Dallas, Texas 75248. The address of Lutheran Brotherhood is 625 Fourth Avenue South, Minneapolis, Minnesota 55415. The address of GeoCapital Corporation is 767 Fifth Avenue, 45th Floor, New York, New York 10153.

(2) Includes 151,993 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(3) Includes 34,000 and 13,332 shares of Common Stock held in trust for the benefit of Mr. Newman's children and Mr. McAtee's children, respectively. Also includes 106,291 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(4) Includes 44,000 shares of Common Stock held in a trust of which Mr. Bello is a trustee and 2,000 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(5) Consists of 81,141 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(6) Consists of 15,875 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(7) Consists of 7,500 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(8) Includes 2,000 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(9) Includes 370,800 shares of Common Stock issuable upon the exercise of immediately exercisable stock options held by certain directors and executive officers.

                                 PROPOSAL NO. 2

                          AMENDMENT TO CERTIFICATE OF
               INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK


DESCRIPTION OF THE PROPOSED AMENDMENT

       The Board of Directors of the Company has adopted and declared it to be advisable that the stockholders of the Company approve an amendment (the "Amendment") to the Certificate of Incorporation, as amended, of the Company (the "Certificate of Incorporation") to increase the number of shares of Common Stock authorized for issuance from 10,000,000 shares to 80,000,000 shares, and has directed that the proposed Amendment be submitted to the stockholders of the Company at the Annual Meeting for their approval.

REASONS FOR THE PROPOSED AMENDMENT

       The number of authorized shares of Common Stock of the Company is currently 10,000,000 shares. As of November 30, 1996, 3,650,677 shares of Common Stock were outstanding and 1,217,218 shares were reserved for issuance pursuant to the Company's stock option plans, leaving 5,132,105 unissued shares not reserved. Approval of the Amendment would provide additional authorized shares of Common Stock for issuance in the event of the future exercise or exchange of Rights to be distributed under the Rights Agreement (as hereinafter defined) that will be considered for approval by the stockholders at the Annual Meeting (Proposal No. 3 herein). Approval of the Amendment by the stockholders is a condition to the distribution of the Rights and the effectiveness of the Rights Agreement. If the Amendment is not approved by the stockholders of the Company, the Rights will not be distributed and the Rights Agreement will not become effective. Approval of the Rights Agreement is not a condition to the effectiveness of the Amendment.

       In addition, although the Company has no specific plans to use the additional authorized shares of Common Stock, the Board of Directors believes that it is prudent to have the additional shares of Common Stock readily available for issuance in connection with possible future financings, corporate mergers, acquisition transactions, establishing strategic relationships with corporate partners, employee benefit plans, and for other general corporate purposes. The Amendment will also provide a reserve of shares available for issuance in connection with possible stock splits or stock dividends if the Board of Directors were to determine that it would be desirable to facilitate a broader base of stockholders. Currently, the Company has no plans, agreements or arrangements in place requiring the issuance of additional shares of Common Stock for these or other purposes, other than possible future issuances pursuant to existing share reservations and the Rights Agreement. However, having such additional authorized Common Stock available for issuance in the future would allow the Board of Directors to issue shares of Common Stock, including through private placements of securities, without the delay and expense associated with seeking stockholder approval. Elimination of such delays and the expense occasioned by the necessity of obtaining stockholder approval will better enable the Company, among other things, to engage in financing transactions and acquisitions as well as to take advantage of changing market and financial conditions on a more competitive basis as determined by the Board of Directors.

TERMS OF ADDITIONAL AUTHORIZED SHARES

       The additional shares of Common Stock to be authorized by the Amendment would, if and when issued, have rights identical to the currently outstanding shares of Common Stock. The Company's authorized capital stock currently includes 500,000 shares of Preferred Stock, $.10 par value per share. No such Preferred Stock was outstanding as of the date of this Proxy Statement. The Board of Directors of the Company has the authority to authorize the issuance of the Preferred Stock in one or more series and to fix the rights (including the voting rights, if any), preferences, privileges and restrictions granted to or imposed upon any such series, without any further vote or action by stockholders. Any future issuance of Common Stock will be subject to the rights of holders of any outstanding shares of Preferred Stock which the Company may issue in the future.

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

       If the proposed Amendment is approved, the Board of Directors may cause the issuance of the additional shares of Common Stock to be authorized pursuant to the Amendment without further vote or action by the stockholders of the Company, except as may be required by applicable laws or the rules of any national securities exchange or market on which shares of Common Stock of the Company are then listed. Current holders of Common Stock do not have any preemptive or cumulative voting rights. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, except in the case of a stock split or stock dividend, such issuances will decrease existing stockholders' percentage equity ownership.

        In addition, the additional authorized shares of Common Stock could create impediments to a takeover or a change in control of the Company. Shares of authorized and unissued Common Stock could be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to
obtain control of the Company.   Accordingly, the increase in the number of
authorized shares of Common Stock may deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the then current market price. The Amendment was not approved by the Board of Directors of the Company in response to any threatened or perceived takeover threat, and the Company has no knowledge of such a threat as of the date of this Proxy Statement. The Amendment is not part of a plan by management to adopt a series of anti-takeover measures. However, the Amendment, as well as the Rights Agreement, could have the effect of deterring takeovers or changes in control of the Company. Also, the Company already has in place certain charter and Bylaw provisions which may be deemed to render more difficult, or discourage, takeovers or changes in control of the Company. See "Rights Agreement - Existing Anti-Takeover Provisions." At present, management does not intend to propose other anti-takeover measures in future proxy solicitations.

THE PROPOSED AMENDMENT

       The following resolution will be submitted for approval by the stockholders at the Annual Meeting:

                 "RESOLVED, that the Certificate of Incorporation of Horizon Mental Health Management, Inc., as heretofore amended, be further amended by changing the first paragraph of Article IV thereof to increase the number of authorized shares of Common Stock from 10,000,000 shares to 80,000,000 shares so that, as hereby amended, the first paragraph of said Article IV shall be and read in its entirety as follows:

                        The Corporation is authorized to issue two classes of capital stock to be designated "Common Stock" and "Preferred Stock," respectively. The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 80,500,000 shares, consisting of 500,000 shares of Preferred Stock, $.10 par value per share, and 80,000,000 shares of Common Stock, $.01 par value per share.

                 RESOLVED FURTHER, that at any time prior to the effectiveness of the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware to effect the foregoing proposed amendment, notwithstanding authorization of such proposed amendment by the stockholders of Horizon Mental Health Management, Inc., the Board of Directors of said corporation may abandon such proposed amendment without further action by the stockholders."

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 10,000,000 SHARES TO 80,000,000 SHARES, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE. AS INDICATED BELOW, APPROVAL OF THE AMENDMENT BY THE STOCKHOLDERS OF THE COMPANY IS A CONDITION TO THE DISTRIBUTION OF THE RIGHTS AND EFFECTIVENESS OF THE RIGHTS AGREEMENT. IF THE AMENDMENT IS NOT APPROVED BY THE STOCKHOLDERS, THE RIGHTS WILL NOT BE DISTRIBUTED AND THE RIGHTS AGREEMENT WILL NOT BECOME EFFECTIVE. ALSO, AS INDICATED ABOVE, THE BOARD OF DIRECTORS MAY IN ITS DISCRETION ELECT TO ABANDON THE PROPOSED AMENDMENT AT ANY TIME PRIOR TO THE EFFECTIVENESS OF THE FILING OF THE REQUIRED CERTIFICATE OF AMENDMENT WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE.

                                 PROPOSAL NO. 3

                                RIGHTS AGREEMENT

       The Board of Directors of the Company proposes to adopt a Rights Agreement (the "Rights Agreement"), pursuant to which it will declare a dividend distribution of one Common Stock purchase right (a "Right") for each outstanding share of Common Stock of the Company, but such distribution will be made only if the proposal relating to the Rights Agreement and Proposal No. 2, the Proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, are each approved by the stockholders. Set forth below is a description of the material terms of the Rights and the Rights Agreement.

GENERAL

       If the proposal to approve the Rights Agreement and Proposal No. 2 herein are approved by the stockholders at the Annual Meeting, the dividend will be payable on a date thereafter chosen by the Board of Directors (the "Record Date") to the stockholders of record on that date. Each Right, when it first becomes exercisable, will entitle the holder to purchase from the Company one share of Common Stock at an initial exercise price of $125 per share (the "Exercise Price"), subject to adjustment. The description and the terms of the Rights will be set forth in a Rights Agreement to be entered into between the Company and a third-party Rights Agent to be selected by the Company (the "Rights Agent"). It is currently expected that Texas Commerce Bank National Association will initially serve as the Rights Agent.

       Each holder of shares of Common Stock as of the Record Date will receive a distribution of one Right per share of Common Stock in accordance with and pursuant to the Rights Agreement. A Right will also accompany each share of Common Stock issued following the Record Date.

       Exercisability of Rights. Initially, the Rights will not be exercisable or transferable apart from the shares of Common Stock with respect to which they were distributed, and will be evidenced only by the certificates representing such shares. The Rights will become exercisable and transferable apart from the Common Stock on a date (the "Exercisability Date") that is the earlier of (i) the close of business on the tenth business day after the Stock Acquisition Date, defined as the first date of a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as defined below) or (ii) the close of business on such date as a majority of the Board of Directors shall determine, which date shall follow the commencement of a tender or exchange offer that, if consummated, would result in a person or group becoming an Acquiring Person. The Rights will be exercisable from the Exercisability Date until the Expiration Date, which is the earlier of the close of business on the ten-year anniversary of the date of the Rights Agreement (the "Final Expiration Date"), the date the Rights are redeemed by the Company, or the date the Rights are exchanged by the Company, at which time they will expire.

       A person or group becomes an Acquiring Person when such person or group acquires or obtains the rights to acquire beneficial ownership of 15% or more of the then outstanding shares of Common Stock, with certain exceptions described in the Rights Agreement (including exceptions for shares owned by the Company or a subsidiary or employee benefit plan of the Company, and for shares owned by any person who the Board of Directors determines inadvertently reached such 15% beneficial ownership level and who promptly divests sufficient shares such that 15% or greater beneficial ownership ceases).

       Transferability of Rights. Prior to the Exercisability Date, the Rights will not be transferable apart from the shares of Common Stock to which they are attached. Thus, the surrender or transfer of any Common Stock certificate prior to that date will also constitute the transfer of the Rights associated with the shares represented by such certificate. Until the Exercisability Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of shares of Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Exercisability Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock, outstanding as of the Record Date, even without such notation or a copy of a Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable after the Exercisability Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to each record holder of shares of Common Stock as of the close of business on the Exercisability Date and, in certain circumstances, holders of certain shares issued after the Exercisability Date. Until exercised, the holders will not have any rights of holders of Common Stock, including any rights to vote or receive dividends on the Common Stock.

       Flip-In Rights. Upon the acquisition of 15% of the Common Stock by an Acquiring Person (a "Flip-In Event"), each holder of a Right will thereafter have the right (the "Flip-In Right") to receive, upon exercise and payment of the Exercise Price, the number of shares of Common Stock having a market value immediately prior to the Flip-In Event equal to two times the then current Exercise Price of the Right, except that any Right that is (or, in certain circumstances specified in the Rights Agreement, was) beneficially owned by an Acquiring Person (or any of its affiliates or associates, as defined) will become null and void upon the occurrence of the Flip-In Event. Cash will be paid in lieu of fractional shares.

       For example, at the Exercise Price of $125 per Right, if any person becomes the beneficial owner of 15% or more of the outstanding Common Stock of the Company, ten business days thereafter each Right (other than Rights owned by such 15% beneficial owner or any of its affiliates or associates, which will have become void) would entitle its holder to purchase $250 worth of Common Stock for $125. Assuming that the Common Stock had a per share value of $25 at such time, each Right would effectively entitle its holder to purchase ten shares of Common Stock for $125.

       Flip-Over Rights. If, at any time following an Exercisability Date, either (i) the Company is acquired in a merger or other business combination transaction or (ii) the Company sells or otherwise transfers more than 50% of its aggregate assets or earning power, each holder of a Right (except Rights previously voided as described above) will thereafter have the right (the "Flip-Over Right") to receive, upon exercise, shares of common stock of the Acquiring Person having a value equal to two times the then current Exercise Price of the Right. The Flip-Over Right will be exercisable apart from, and regardless of the exercise or surrender of, the Flip-In Right.

       Redemption of the Rights. At any time prior to the close of business on the tenth business day following a public announcement that a party is an Acquiring Person, the Board of Directors may redeem the Rights in whole but not in part at a Redemption Price of $0.01 per Right. Under some circumstances, the redemption must also be approved by a majority of the members of the Board of Directors in office at the time of the adoption of the Rights Agreement or members whose nominations were approved by members then in office. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

       Exchange of the Rights. At any time after any person becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person or any of its affiliates or associates which have become void), in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock per Right. Under some circumstances, the exchange must also be approved by a majority of the members of the Board of Directors in office at the time of the adoption of the Rights Agreement or members whose nominations were approved by members then in office.

       Adjustments. The Exercise Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights, options or warrants to subscribe for or purchase Common Stock at a price, or securities convertible into Common Stock with a conversion price, less than the then current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in shares of Common Stock) or of subscription rights or warrants (other than those referred to above).

       Amendment of the Rights Agreement. At any time prior to the Exercisability Date, the Board of Directors may amend any provision of the Rights Agreement in any manner, including the Exercise Price, without the approval of the holders of the Common Stock. Thereafter, subject to certain limitations, the Board of Directors may amend the Rights Agreement without the approval of the holders of the Common Stock so long as the interests of the holders of the Rights are not adversely affected, including generally (i) to shorten or lengthen any time period under the Rights Agreement or (ii) in any manner that the Board deems necessary or desirable, so long as such amendment is consistent with and for the purpose of fulfilling the objectives of the Board of Directors in originally adopting the Rights Agreement.

EFFECT AND ADVANTAGES OF THE RIGHTS AGREEMENT

       The Rights Agreement will not prevent a bidder from making a tender offer for the Company, but may result in a higher price for all the stockholders if an offer is made. The Rights Agreement is a short-term plan designed to prevent an acquirer from gaining control of the Company without offering all stockholders what the Board of Directors believes to be the full value of their investment. In particular, the Rights Agreement is designed to prevent coercive or abusive takeover practices, such as two-tiered, partial or "bust-up" tender offers and market sweeps. The basic objective of the Rights Agreement is to encourage prospective acquirers to come forward with a sound offer at the earliest possible time and to negotiate with the Board of Directors. It is well recognized that the price an acquirer is ultimately willing to pay for a company's stock can far exceed the initial offer, especially when the acquirer must negotiate with the target's board of directors.

       The Rights Agreement was approved by a unanimous vote of the Board of Directors. The Board of Directors believes that adoption of the Rights Agreement is consistent with its fiduciary obligations to the stockholders.
Such exercises of a Board of Directors' authority have been consistently supported by Delaware case law. The Delaware Supreme Court has held that adoption of a rights plan is a valid exercise of a board's business judgment.
In addition, the Delaware courts, as well as courts in many other jurisdictions, have recognized the appropriateness of rights plans and their value when used in a manner consistent with the fiduciary obligations of a board of directors.

       The Rights Agreement was not approved by the Board of Directors in response to any threatened or perceived takeover threat, and the Company has no knowledge of such a threat as of the date of this Proxy Statement. The Rights Agreement is not part of a plan by management to adopt a series of anti-takeover measures. However, the proposed Amendment to the Certificate of Incorporation could have the effect of deterring takeovers or changes in control of the Company. See "Amendment to Certificate of Incorporation to Increase Authorized Common Stock - Possible Effects of Proposed Amendment." Also, the Company already has in place certain charter and Bylaw provisions which may be deemed to render more difficult, or discourage, takeovers or changes in control of the Company. See "- Existing Anti-Takeover Provisions." At present, management does not intend to propose other anti-takeover measures in future proxy solicitations.

DISADVANTAGES OF THE RIGHTS AGREEMENT

       The Rights Agreement could have the effect of deterring tender offers or takeover attempts, even though such an offer or attempt might appear to stockholders to be beneficial, and could make it more difficult for the holder of a large block of the Common Stock to assume control of the Company. In addition, it has been argued that rights plans, in general, have the effect of entrenching management by discouraging certain takeovers which are not favored by management.

EXISTING ANTI-TAKEOVER PROVISIONS

       As discussed more fully below, the following factors, and the potential for each to have an anti-takeover effect, should be reviewed in evaluating the proposal to approve the Rights Agreement.

       Delaware Law. The Company is subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of a corporation's outstanding voting stock. This provision may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders.

       Certain Provisions of the Company's Certificate of Incorporation and Bylaws. Portions of the Company's Certificate of Incorporation and Bylaws may make more difficult the acquisition of control of the Company.

These provisions may also encourage persons seeking to acquire control of the Company to consult first with the Company's Board of Directors to negotiate the terms of any proposed business combination or offer. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover that does not contemplate the acquisition of all outstanding shares of the Company or which is otherwise unfair to stockholders of the Company.

       The Company's authorized capital stock currently includes 500,000 shares of Preferred Stock, $.10 par value per share. No such Preferred Stock was outstanding as of the date of this Proxy Statement. The Board of Directors of the Company has the authority to authorize the issuance of the Preferred Stock in one or more series and to fix the rights (including the voting rights, if any), preferences, privileges and restrictions granted to or imposed upon any such series, without any further vote or action by stockholders. Any future issuance of Common Stock will be subject to the rights of holders of any outstanding shares of Preferred Stock which the Company may issue in the future.

       The Company believes that the Preferred Stock provides the Company with increased flexibility in structuring possible future financing and acquisitions, and in meeting other corporate needs that might arise. Having such authorized shares available for issuance will allow the Company to issue shares of Preferred Stock without further action by stockholders, unless such action is required by applicable law or the rules of any stock exchange or market in which the Company's securities may be listed. Although the Board of Directors has no intention at the present time of doing so, it could issue a series of Preferred Stock, the terms of which could impede the completion of a merger, tender offer or other takeover attempt and may adversely affect the voting and other rights of the holders of Common Stock. The Board of Directors will make any determination to issue such shares based on its judgment as to its best interests of the Company and its stockholders at the time of issuance. The Board of Directors, in so acting, could issue Preferred Stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.

       The Bylaws of the Company provide that the number of directors may be fixed from time to time by the Company's Board of Directors. In addition, the Bylaws provide that, subject to any rights of the holders of any outstanding Preferred Stock of the Company, a majority of the Board of Directors then in office will have the authority to fill any vacancies on the Board of Directors. Accordingly, the Board of Directors could temporarily prevent any stockholder from obtaining majority representation on the Board of Directors by enlarging the Board of Directors and filling the new directorships with its own nominees.

APPROVAL OF THE RIGHTS AGREEMENT

       The vote of stockholders on this proposal is not required under Delaware law, but the Board of Directors considers it appropriate for the stockholders to express or withhold approval of the Rights Agreement to determine whether the stockholders concur with the Board of Directors' belief that the Rights Agreement may enhance stockholder value. If the Rights Agreement is not approved at the Annual Meeting by stockholders holding a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, or if the stockholders do not approve Proposal No. 2 herein to amend the Certificate of Incorporation of the Company, the Board of Directors will not authorize the distribution of the Rights and the Rights Agreement will not become effective. The result of the vote of the stockholders will not limit or otherwise affect the power of the Board to amend or supplement the Rights Agreement.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE RIGHTS AGREEMENT, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                 PROPOSAL NO. 4

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

       The stockholders are asked to ratify the appointment of Price Waterhouse LLP as the independent accountants for the Company for the fiscal year ending August 31, 1997. Price Waterhouse LLP, a certified public accounting firm, has served as the independent accountants for the Company since 1991. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

       Ratification of the appointment of the independent accountants is not a matter which is required to be submitted to a vote of stockholders, but the Board of Directors considers it appropriate for the stockholders to express or withhold approval of the appointment. If stockholder approval should not be obtained, the Board of Directors would consider an alternative appointment for fiscal 1997.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 31, 1997, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Donald E. Steen, a director and director nominee of the Company, is President of the International Group of Columbia/HCA Healthcare Corporation ("Columbia/HCA"). At August 31, 1996, the Company had mental health management contracts with 32 hospitals directly or indirectly owned by Columbia/HCA, of which 27 had programs in operation. These 27 contracts accounted for 23.0% of the Company's net revenues for the fiscal year ended August 31, 1996. In the aggregate, including terminated contracts, revenues generated by hospitals directly or indirectly owned by Columbia/HCA accounted for 26.1% of the Company's net revenues for the fiscal year ended August 31, 1996. Of the 32 Columbia/HCA contracts at August 31, 1996, 19 contracts contain a provision limiting the number of contracts which Columbia/HCA can cancel without cause to 33.3% during any calendar year.

                           PROPOSALS BY STOCKHOLDERS

       Proposals by stockholders intended to be presented at the first annual meeting of stockholders of the Company after the Annual Meeting must be received at the executive offices of the Company no later than August 21, 1997, to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

       The Board of Directors is aware of no other matter that will be presented for action at the Annual Meeting. If any other matter requiring a vote of the stockholders properly comes before the Annual Meeting, the persons authorized under management proxies will vote and act on such matter according to their own discretion and judgment.

                                 ANNUAL REPORT

       The Company's Annual Report to Stockholders, which contains audited consolidated financial statements of the Company for the fiscal year ended August 31, 1996, is being mailed to stockholders of record with this Proxy Statement. The Annual Report to Stockholders does not form a part of the proxy solicitation materials.

       UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A RECORD HOLDER OF COMMON STOCK AS OF THE CLOSE OF BUSINESS ON DECEMBER 13, 1996, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO SUCH PERSON A COPY OF THE ANNUAL REPORT ON FORM 10-K OF THE COMPANY FOR THE FISCAL YEAR ENDED AUGUST 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS). ANY SUCH WRITTEN REQUEST MUST BE DIRECTED TO HORIZON MENTAL HEALTH MANAGEMENT, INC., 1500 WATERS RIDGE DRIVE, LEWISVILLE, TEXAS 75057-6011, ATTENTION: MR. JAMES W. MCATEE, SECRETARY.

                                                    JAMES W. McATEE
                                                       Secretary

                                                              PRELIMINARY COPIES

                     HORIZON MENTAL HEALTH MANAGEMENT, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 29, 1997

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HORIZON
                       MENTAL HEALTH MANAGEMENT, INC.

    The undersigned hereby constitutes and appoints JAMES KEN NEWMAN and JAMES
W. McATEE, each with power to act without the other and with full power of substitution, as Proxies of the undersigned to represent and to vote all shares of the Common Stock of Horizon Mental Health Management, Inc. (the "Company") standing in the name of the undersigned, at the Annual Meeting of Stockholders of the Company to be held at the executive offices of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011, on Wednesday, January 29, 1997, at 9:00 a.m., Central Time, and at any and all adjournments thereof.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE SEVEN NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSALS 2, 3 AND 4. IF THE EXECUTED PROXY DOES NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF A NOMINEE FOR DIRECTOR IN PROPOSAL 1, THE PROXY WILL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR THE ELECTION OF SUCH NOMINEE AND WILL BE SO VOTED. THE PROXIES NAMED HEREIN ARE EACH AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY AND ALL ADJOURNMENTS THEREOF.

    The undersigned hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is exercised by following the procedures stated in the Proxy Statement.

      (PLEASE MARK, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY
                         IN THE ENCLOSED ENVELOPE.)

                                                              PRELIMINARY COPIES


[ X ]    Please mark your votes
    as in this example.



                                                                  WITHHOLD
                                  FOR all nominees listed         AUTHORITY
                                  (except as listed to the     to vote for all
                                       contrary below)         nominees listed

1. Election of
   Directors.                            [  ]                       [  ]


   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR NOMINEES, MARK THE FOR BOX AND WRITE EACH SUCH NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:


   -----------------------------------------------------------------------------

NOMINEES: James Ken Newman
          James W. McAtee
          Jack R. Anderson
          George E. Bello
          William H. Longfield
          Keith B. Pitts
          Donald E. Steen

                                                    FOR      AGAINST     ABSTAIN

2. Proposal to approve the amendment to the
   Certificate of Incorporation, as amended,        [  ]       [  ]        [  ]
   to increase the number of authorized shares of Common Stock from 10,000,000 shares to 80,000,000 shares.

3. Proposal to approve the Rights Agreement.  As
   described in the accompanying Proxy Statement,   [  ]       [  ]        [  ]
   approval of the Rights Agreement is conditioned upon stockholder approval of Proposal 2 above.

4. Proposal to ratify the appointment of Price
   Waterhouse LLP as the independent accountants    [  ]       [  ]        [  ]
   for the Company for the fiscal year ending
   August 31, 1997.

5. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting and any and all adjournments thereof.


PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.



SIGNATURE                                      Dated
          ---------------------------                --------------------

SIGNATURE                                      Dated
          ---------------------------                --------------------
              IF HELD JOINTLY


NOTE: Please date and sign exactly as name appears hereon. When shares of Common Stock are owned by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.